Exhibit 7

[Translation]

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

April 26, 2013

Company Name:	Furukawa-Sky Aluminum Corp.

Representative:	Mitsuru Okada President and Chief Executive Officer

Share Code:	5741, First Section, Tokyo Stock Exchange

Inquiries:	Ryu Sawachi General Manager, Public and Investors Relation Department
Telephone +81-3-5295-3800

Company Name:	Sumitomo Light Metal Industries, Ltd.

Representative:	Shigenori Yamauchi President

Share Code:	5738, First Section, Tokyo Stock Exchange and Osaka Stock Exchange

Inquiries:	Masato Nakamura General Manager, General Affairs Department
Telephone +81-3-3436-9867

Officers of New Integrated Company “UACJ Corporation”

Furukawa-Sky Aluminum Corp. (“FSA”) and Sumitomo Light Metal Industries, Ltd. (“SLM”; FSA and SLM collectively, the “Companies,”) hereby announce that the Companies, at the meetings of the Board of Directors of both FSA and SLM respectively held today, determined as follows the matters regarding the Directors, Statutory Auditors, and Executive Officers of the integrated company “UACJ Corporation” (“UACJ”) which is scheduled to be inaugurated on October 1, 2013.

Please note that this administrative structure is subject to (i) the business integration of the Companies being approved at the Ordinary Shareholders’ Meetings of both FSA and SLM to be respectively held in late June 2013 and (ii) each proposal for appointment of the Directors and Statutory Auditors of UACJ being approved at the Ordinary Shareholders’ Meeting of FSA.

In addition, matters such as “appointment of Representative Directors,” “appointment of Directors with Titles,” and “scope of delegation and areas of responsibility of Directors, etc.” are to be formally determined at the first meeting of the Board of Directors of UACJ.

1.	Directors upon the inauguration of “UACJ Corporation” (scheduled for October 1, 2013)

Name	Title	Scope of delegation and areas of responsibility

Shigenori Yamauchi	Chairman	CEO

(currently President of SLM)

Mitsuru Okada	President	CEO

(currently President and Chief Executive Officer of FSA)

Shujiro Ito	Director and Senior Managing Executive Officer	Delegated General Manager, Sales and Marketing Division

(currently Director and Senior Managing Executive Officer of SLM)

Shigekazu Shiraishi	Director and Senior Managing Executive Officer	In charge of Integration Promotion Department, System Department, Logistics Department, Personnel Department, and Human Resources Development Department

(currently Director and Senior Managing Executive Officer of SLM)

Akihiko Kusumoto	Director and Senior Managing Executive Officer	In charge of General Affairs Department, Environmental Safety Department, and Purchasing Department; cooperating with Director Shiraishi for Personnel Department and Human Resources Development Department

(currently Senior Managing Director of FSA)

Shigenaga Mimura	Director and Managing Executive Officer	In charge of Management Planning Department

(currently Director and Managing Executive Officer of SLM)

Keizo Shoji	Director and Managing Executive Officer	In charge of Extrusion Division

(currently Director (part-time) and Managing Executive Officer of SLM)

Takayoshi Nakano	Director and Managing Executive Officer	In charge of Overseas Business Strategies Division, Public and Investor Relations Department, Casting and Forging Division, and Processed Products Division

(currently Managing Director of FSA)

Kiyoshi Tanaka	Director and Managing Executive Officer	Delegated Deputy General Manager, Sales and Marketing Division

(currently Director of FSA)

Hironori Tsuchiya	Director and Managing Executive Officer	Delegated General Manager, Production Division

(currently Director of FSA)

Toshio Suzuki	Director (outside and part-time)

(currently Professor Emeritus of the University of Tokyo)

2.	Statutory Auditors upon the inauguration of “UACJ Corporation” (scheduled for October 1, 2013)

Name	Title

Kazufumi Abe	Full-time Statutory Auditor

(currently Managing Executive Officer of SLM)

Nobuhiro Ishihara	Full-time Statutory Auditor

(currently Standing Statutory Auditor of FSA)

Akari Asano	Statutory Auditor (outside and part-time)

(currently Statutory Auditor of SLM (outside and part-time))

Tetsuya Sato	Statutory Auditor (outside and part-time)

(currently Director, Member of the Board and Corporate Senior Vice President of Furukawa Electric Co., Ltd.)

Kozo Omae	Statutory Auditor (outside and part-time)

(currently General Manager, Corporate Planning Division of NIPPON STEEL & SUMITOMO METAL CORPORATION)

Takashi Sone	Statutory Auditor (outside and part-time)

(currently the office of Advisor of Sumitomo Corporation ,Statutory Auditor of SLM (outside and part-time))

3.	Executive Officers upon the inauguration of “UACJ Corporation” (scheduled for October 1, 2013)

Name	Title	Scope of delegation and areas of responsibility

Hisashi Hasegawa	Managing Executive Officer	In charge of Finance and Accounting Department; delegated General Manager, Export Security Administration Division

(currently Managing Director of FSA)

Kazuhisa Shibue	Managing Executive Officer	In charge of Research Division

(currently Executive Officer of SLM)

Tatsuro Matsuura	Executive Officer	Delegated Deputy General Manager, Production Division

(currently Executive Officer of SLM)

Youji Shimizu	Executive Officer	In charge of Domestic Sales, Sales and Marketing Division

(currently Executive Officer of SLM)

Hiroyuki Fukui	Executive Officer	In charge of Technology Planning and Control Department and Plant and Facilities Department; assisting Director Kusumoto for Environmental Safety Department

(currently Director of FSA)

Katsuyasu Niibori	Executive Officer	Assisting Director Shiraishi for Integration Promotion Department, System Department, and Logistics Department

(currently Director of FSA)

Mizuho Taneoka	Executive Officer	In charge of Overseas Sales, Sales and Marketing Division

(currently Executive Officer of SLM)

Miyuki Ishihara	Executive Officer	Delegated General Manager, Nagoya Works, Production Division

(currently Executive Officer of SLM)

Akinori Yamaguchi	Executive Officer	President of FURUKAWA-SKY ALUMINUM (THAILAND) CO., LTD.

(currently General Manager, Fukui Works, Rolled Products Division of FSA)

Teiichi Abe	Executive Officer	Vice President of FURUKAWA-SKY ALUMINUM (THAILAND) CO., LTD.

(currently Executive Officer of SLM)

Teruo Kawashima	Executive Officer	Assisting Director Nakano for Overseas Business Strategies Division, Public and Investor Relations Department, Casting and Forging Division, and Processed Products Division

(currently Executive Officer of SLM)

Masataka Taguchi	Executive Officer	Delegated General Manager, Fukaya Works, Production Division

(currently General Manager, Fukaya Works, Rolled Products Division of FSA)